SHENZHEN CC POWER CORPORATION

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

Certified Public Accountants 280 Kenneth Drive, Suite 100 Rochester, NY 14623 585.427.8900 EFPRotenberg.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Shenzhen CC Power Corporation

We have audited the accompanying consolidated balance sheets of Shenzhen CC Power Corporation as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2010. Shenzhen CC Power Corporation's management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in al material respects, the financial position of Shenzhen CC Power Corporation as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note (3). The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

EFP Rotenberg, LLP
Rochester, New York
August 26, 2011

SHENZHEN CC POWER CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2010	2009
ASSETS
Current Assets:
Cash	$46,259	$98,149
Trade accounts receivable, net of allowance for doubtful accounts of $0 and $0, respectively	1,421	1,375
Other receivables, net of allowance for doubtful accounts of $10,156 and $9,821, respectively	21,935	19,375
Amount due from shareholder	30,693	29,679
Inventory, net of allowance of $7,435 and $12,788, respectively	15,381	7,549
Deferred income taxes	3,559	4,674

Total Current Assets	119,248	160,801

Property, Plant and Equipment, net of accumulated depreciation of $80,009 and $58,656, respectively	44,408	61,016
Deferred income taxes	14,831	19,830

TOTAL ASSETS	$178,487	$241,647

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Advances from customers	$1,507	$47,292
Other payables and accrued expenses	8,964	22,763
Other taxes payable	9,134	5,836
Deferred revenue	33,102	23,386

Total Current Liabilities	52,707	99,277

Deferred revenue	11,280	25,692

Total Liabilities	63,987	124,969

CC Power's Shareholders' Equity
Registered capital	345,864	345,864
Accumulated deficit	(296,430)	(282,015)
Accumulated other comprehensive income	22,798	20,167

Total CC Power's Shareholders' Equity	72,232	84,016

Non-controlling interest	42,268	32,662

TOTAL SHAREHOLDERS' EQUITY	114,500	116,678

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$178,487	$241,647

The accompanying notes are an integral part of the consolidated financial statements

SHENZHEN CC POWER CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended
	December 31,
	2010	2009
Revenue:
Internet accelerator software	$115,304	$96,846
Calibration panel revenue	24,220	12,567
Technical consulting service	134,424	114,625
	273,948	224,038

Cost of Revenue
Internet accelerator software	83,646	116,608
Calibration panel revenue	10,808	6,880
Technical consulting service	70,116	50,291
Business tax and surcharges	12,869	10,968
	177,439	184,747

Gross Profit	96,509	39,291

Operating Expenses:

Selling expenses	29,418	52,009
General and administrative expenses	36,126	108,810
Research and development expenses	29,784	39,487

Total Operating Expenses	95,328	200,306
Income (loss) from Operations	1,181	(161,015)

Other Income (Expense):
Interest income	212	373
Other expense	(626)	(337)
Total Other Income	(414)	36

Income (Loss) Before Taxes	767	(160,979)
Income tax expense	(6,778)	(933)

Net Loss	(6,011)	(161,912)

Net Income attributable to Non-controlling Interest	8,404	1,210
Net Loss attributable to CC Power	$(14,415)	$(163,122)

Net Loss	$(6,011)	$(161,912)
Foreign currency translation adjustment	2,631	225
Comprehensive Income attributable to Non-controlling interest	9,605	1,245
Comprehensive Income (Loss)	$6,225	$(160,442)

The accompanying notes are an integral part of the consolidated financial statements

SHENZHEN CC POWER CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

			Accumulated
			Other	Non-	Total
	Registered	Accumulated	Comprehensive	controlling	Shareholders'
	Capital	Deficit	Income	Interest	Equity

Balance, December 31, 2008	$345,864	$(118,893)	$19,942 $	31,417	$278,330

Net (loss) income for the year	-	(163,122)	-	1,210	(161,912)

Foreign currency translation difference	-	-	225	35	260

Balance, December 31, 2009	345,864	(282,015)	20,167	32,662	116,678

Net loss for the year	-	(14,415)	-	8,404	(6,011)

Foreign currency translation difference	-	-	2,631	1,202	3,833

Balance, December 31, 2010	$345,864	$(296,430)	$22,798	42,268	$114,500

The accompanying notes are an integral part of the consolidated financial statements

SHENZHEN CC POWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2010	2009

Cash Flows from Operating Activities:
Net Loss	$(6,011)	$(161,912)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	18,871	17,239
Deferred income taxes	6,778	933
Change in allowance for inventory obsolescence	(5,646)	(1,130)
Changes in current assets and liabilities:
Trade accounts receivable, net	-	48,942
Other receivable and prepayment	(1,852)	14,453
Inventory	(1,740)	31,023
Advances from customers	(46,224)	43,980
Tax payable	2,933	(2,540)
Other payables and accrued expenses	(14,126)	(80,591)
Deferred revenue	(6,213)	26,468

Net Cash Used In Operating Activities	(53,230)	(63,135)

Cash Flows from Investing Activities:
Purchase of property, plant and equipment, net of value added tax refunds received	(643)	(11,255)

Net Cash Used In Investing Activities	(643)	(11,255)

Effect of Exchange Rate Changes on Cash	1,983	174

Net Change in Cash	(51,890)	(74,216)
Cash at Beginning of Year	98,149	172,365
Cash at End of Year	$46,259	$98,149

Supplemental Cash Flow Information
Cash paid during the year for interest	$-	$-
Cash paid during the year for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

1. Organization and Nature of Business

Shenzhen CC Power Corporation (“CC Power’, the Company) is a Chinese enterprise organized in the People’s Republic of China (“PRC”) on March 13, 2003 in accordance with the Laws of the People’s Republic of China. The required registered capital is approximately $1,514,700 (RMB 10,000,000) and as of December 31, 2010, the Company has paid up $345,864 (RMB2,526,000).

CC Power’s principal activity is the design, testing sale and support of software to support mobile internet applications on cellular phones, smart phones, tablets and mobile computers in China. The principal product designed and built by CC Power is its Mach 5 Accelerator. This product has been independently tested by all 3mobile phone carriers in China and accesses the internet 5 times faster than with other mobile browsers. The speed of the Mach 5 browser enables CC Power to develop other mobile software that can leverage off the Mach 5 products speed of processing. In order to support CC Power products the Company has built a series of server locations throughout China. CC Power sells its products to corporations directly, to individual users via the company’s website and retail locations, through distribution agents and through all three mobile phone carriers in China.

CC Power has a 60% equity interest in Shenzhen Nanovision Technology Ltd. (“Nanovision”). Nanovision was established in PRC on August 15, 2007. The registered capital of Nanovision is $136,909 (RMB1,000,000). Nanovision is in the business of developing software for CCD image calibration and LCD inspection used in industrial automation for the automation of quality control and verification processes. The software is used for high accuracy measurement related to CCD camera and lens distortion and uses algorithms to clarify video images. Nanovision also sell calibration panel used in machinery to automate the quality control and verification process and provides technical consultation service to corporations Nanovision uses similar compression technologies utilized by CC Power. There are two shareholders in Nanovision, with CC Power having the majority interest. CC Power and Nanovision have a common shareholder, Mr. Ryan Ge, who holds 5% and 40% ownership interest in CC Power and Nanovision, respectively, as of December 31, 2010.

2. Summary of Significant Accounting Policies

(a) Basis of presentation and principles of consolidation

The Company’s accounting policies used in the preparation of the accompanying financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied. The consolidated financial statements include the accounts of the Company and its subsidiary, Nanovision. All significant inter-company balances and transactions have been eliminated in consolidation.

(b) Use of estimates

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates.

Significant Estimates
These financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation of property, plant and equipment, the valuation allowance for deferred taxes. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

2. Summary of Significant Accounting Policies - Continued

(c) Revenue recognition

Our sources of revenues include: (1) internet accelerator software, which includes new software license revenues and software plus hardware and maintenance arrangements; (2) calibration panels, which includes the sale of calibration panel; and (3) technical consulting services, which include consulting service to third party companies relating to improving the accuracy of machinery equipment We evaluate revenue recognition based on the criteria set forth in FASB ASC 985-605, Software: Revenue Recognition and Staff Accounting Bulletin (“ SAB” ) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104, Revenue Recognition.

Revenue Recognition for Software Products (Software Elements)
New software license revenues represent fees earned from granting customers licenses to download our software products that aim at improving the internet connection speed of the mobile phone, computers or servers. The basis for software license revenue recognition is substantially governed by the accounting guidance contained in ASC 985-605, Software-Revenue Recognition. For software license that do not require significant modification or customization of the underlying software, we recognize new software license revenues when: (1) we enter into a legally binding arrangement with a customer for the license of software; (2) we deliver the products; (3) the sale price is fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is probable. Revenues that are not recognized at the time of sale because the foregoing conditions are not met are recognized when those conditions are subsequently met.

Our software license arrangements do not include acceptance provisions, software license updates or product support contracts,

Revenue Recognition for Multiple-Element Arrangements – Software Products and Software Related Services
(Software Arrangements)
We enter into arrangements with customers that purchase software related products that include one to three year product support service and a short training session (referred to as software related multiple-element arrangements). Such software related multiple-element arrangements include the sale of our software products, and product support contracts whereby software license delivery is followed by the subsequent delivery of the other elements. Our software license arrangements include acceptance provisions. We recognize revenue upon the receipt of written customer acceptance. The vast majority of our software license arrangements include software license updates and product support contracts. Software license updates provide customers with rights to unspecified software product upgrades during the term of the support period. Product support includes telephone access to technical support personnel or on-site support. For those software related multiple-element arrangements, we recognized revenue pursuant to ASC 985-605. Since we are unable to determine the fair value of the selling price for the undelivered elements in a multiple-element arrangement, which is the product support service and training, the entire arrangement consideration is deferred and is recognized ratably over the term of the arrangement, typically one year to three years.

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

2. Summary of Significant Accounting Policies - Continued

(c) Revenue recognition

Revenue Recognition for Multiple-Element Arrangements – Arrangements with Software and Hardware Elements
We also enter into multiple-element arrangements that may include a combination of our software installed in the hardware products we purchased from third parties and service offerings including purchased hardware , new software licenses, installation of the software in the hardware and one to three years product support. We adopted Accounting Standards Update (“ASU”) 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This guidance modifies the fair value requirements of FASB ASC subtopic 605-25, Revenue Recognition-Multiple Element Arrangements, by allowing the use of the “best estimate of selling price” in addition to vendor-specific objective evidence and third-party evidence for determining the selling price of a deliverable for non-software arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence, (b) third-party evidence, or (c) estimated selling price. In addition, the residual method of allocating arrangement consideration is no longer permitted. In such arrangements, we first allocate the total arrangement consideration based on the relative selling prices of the software group of elements as a whole and to the hardware elements. We recognize the hardware element considerations upon delivery of the hardware. The consideration allocated to the software group which includes the software element and the product support is recognized in according to the software arrangements policy as described above.

Revenue Recognition for Calibration Panel Sales and Technical Consulting Service
The Company recognizes revenues from the sale of products and service when they are realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. Revenues are not recognized until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied. In the case of technical consulting service, revenues are recognized when the service has been provided. The Company is subject to VAT which is levied on majority of the Company’s products at the rate of 3% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales. Input VAT paid is recoverable from output VAT charged to customers.

(d) Cost of Revenue

Cost of revenue on internet accelerator software sales primarily consists of direct labor of technical staff, depreciation of computer equipment, and overhead associated with the technical department.

Cost of revenue on calibration panel sales consists primarily of costs of raw materials and cost of outsourced manufacturing process.

Cost of revenue on technical consulting service primarily consists of technical staff’s salary and benefits.

(e) Credit risk

The Company may be exposed to credit risk from its cash and fixed deposits at bank. No allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

(f) Cash

Cash include cash on hand, cash accounts and interest bearing savings accounts.

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

2. Summary of Significant Accounting Policies - Continued

(g) Accounts receivable

Accounts receivable consists of amounts due from customers. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. As of December 31, 20010 and 2009, no allowance for doubtful accounts was deemed necessary based on management’s assessment.

(h) Other receivable

Other receivable consists of non-trade related receivables from third parties or advances to employees. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment history, the third parties’ current credit worthiness and the economic environment. As of December 31, 2010 and 2009, allowance for doubtful accounts was $10,156 and $9,821, respectively.

(i) Inventory

Inventory is stated at the lower of cost or market, determined by the weighted average method. The Company outsourced the manufacture process of its calibration panels to third parties and includes the outsourced costs in finished goods inventories.

In assessing the ultimate realization of inventories, management makes judgments as to future demand requirements compared to current or committed inventory levels. Our reserve requirements generally increase/decrease due to management’s projected demand requirements, market conditions and product life cycle changes. As of December 31, 2010 and 2009, an allowance for obsolescence of $7,435 and $12,788, respectively, has been provided.

(j) Fair Value of Financial Instruments

FASB accounting standards require disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts payable, accruals and other payables, the carrying amounts approximate fair value because of the near term maturities of such obligations.

(k) Property, plant and equipment

Fixed assets, comprising buildings, leasehold improvements, plant and machinery, office equipment and motor vehicles are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives listed below.

Estimated Useful Lives

Equipment	5 years

Office equipment	5 years

Motor vehicles	5 years

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

2. Summary of Significant Accounting Policies - Continued

(l) Patents

The Company has three patents as listed in the table below relating to its internet accelerator software products. Fees related to registering these patents were insignificant and have been expensed as incurred.

Patent	Register Number	Issued By
Mach5 Internet Acceleration Software V.6.0	2007SR09253	National Copyright Administration of PRC
Mach5 Enterprise Acceleration Software V.3.3	2009SR058767	National Copyright Administration of PRC
Mach5 Web Browser Software	2010SR001089	National Copyright Administration of PRC

(m) Research and development and Software Development Costs

All research and development costs are expensed as incurred. Software development costs eligible for capitalization under ASC 985-20, Software-Costs of Software to be Sold, Leased or Marketed, were not material to our consolidated financial statements for the years ended December 31, 2010 and 2009. Research and development expenses amounted to $29,784 and $39,487 for years ended December 31, 2010 and 2009, respectively, and were included in general and administrative expenses.

(n) Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

(o) Income taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

(p) Foreign currency translation

Assets and liabilities of the Company with a functional currency other than US$ are translated into US$ using period end exchange rates. Income and expense items are translated at the average exchange rates in effect during the period. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Shareholders’ Equity.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the financial statements were as follows:

	2010	2009
Year end RMB : USD exchange rate	6.6018	6.8272
Average yearly RMB : USD exchange rate	6.7696	6.8310

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

(q) Post-retirement and post-employment benefits

The Company contributes to a state pension plan in respect of its PRC employees. Other than the state pension plan,, the Company does not provide any other post-retirement or post-employment benefits.

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

2. Summary of Significant Accounting Policies - Continued

(r) Earnings Per Common Share

No basic income/loss per common share has been calculated based on the weighted average number of shares outstanding during the period since the Company is a Chinese company with stated capital, the Company does not have number of shares.

(s) Statutory surplus reserve

In accordance with the relevant laws and regulations of the PRC and the articles of associations of the Company, CC Power is required to allocate 10% of its net income reported in the PRC statutory accounts, after offsetting any prior years’ losses, to the statutory surplus reserve, on an annual basis. When the balance of such reserve reaches 50% of the respective registered capital, any further allocation is optional.

The statutory surplus reserves can be used to offset prior years’ losses, if any, and may be converted into registered capital, provided that the remaining balances of the reserve after such conversion is not less than 25% of registered capital. The statutory surplus reserve is non-distributable.

There are no statutory reserves as of December 31, 2010 and 2009 because the Company has been incurring losses.

Recently Adopted Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (ASC Topic 820), Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. The adoption of this standard did not have a material impact to the Company’s financial position or results of operations.

3. Going Concern

The Company has incurred significant continuing losses during 2010 and has an accumulated deficit at December 31, 2010 and has relied on the Company’s registered capital to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. As of December 31, 2010, the Company had limited cash resources and management plans to complete a reverse merger with a shell and continued its efforts to raise additional funds through debt or equity offerings.

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

4. Cash

Cash is summarized as follows:

	December 31,	December 31,
	2010	2009

Cash at bank	$32,872	$80,379
Cash in hand	13,387	17,770
	$46,259	$98,149

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash. As of December 31, 2010 and 2009, substantially all of the Company’s cash were held by major banks located in the PRC, which management believes are of high credit quality.

5. Inventory, net

Inventory, net consists of calibration panels and other equipment for sale to customers:

	December 31,	December 31,
	2010	2009

Inventory	$22,816	$20,337
Less: provision for excess and obsolete inventory	(7,435)	(12,788)
	$15,381	$7,549

6. Property, Plant and Equipment, net

Property, plant and equipment, net consist of the following:

	December 31,	December 31,
	2010	2009

Equipment	$50,465	$48,160
Motor vehicles	23,478	22,703
Office equipment	48,666	47,060
Software	1,808	1,749
	124,417	119,672
Less: Accumulated depreciation	(80,009)	(58,656)
Property, plant and equipment, net	$44,408	$61,016

During the year ended December 31, 2010, depreciation expense amounted to $18,871, of which $9,274 and $9,597 were recorded as cost of revenue and general and administrative expense, respectively.

During the year ended December 31, 2009, depreciation expense amounted to $17,239, of which $9,222 and $8,017 were recorded as cost of revenue and general and administrative expense, respectively.

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

7. Amount Due From Shareholder

	December 31,	December 31,
	2010	2009

Amount due from shareholder	$30,693	$29,679

The amount due from a shareholder is unsecured with no stated interest or repayment terms, the amount expected to be repaid in 2011

8. Other Taxes Payable

Other taxes payable consists of the following:

	December 31,	December 31,
	2010	2009
Value added tax	$1,534	$1,189
Business tax	6,895	4,293
Individual income tax withheld	19	18
Construction surcharge	686	336
Total	$9,134	$5,836

9. Deferred Revenue

Deferred revenue represents deferred internet accelerator license revenue over the maintenance period of one to three years for our multiple element arrangements (Note 2c). Deferred revenue included on the consolidated balance sheets as of December 31, 2010 and 2009 is as follow:

	December 31,	December 31,
	2010	2009
Deferred revenue:
Current	$33,102	$23,386
Non-current	11,280	25,692
Total	$44,382	$49,078

The table below sets forth the deferred revenue activities during the years ended December 31, 2010 and 2009:

	December 31,	December 31,
	2010	2009

Deferred revenue, balance at beginning of year	$49,078	$22,609
Add: Payments received from customers	131,806	69,139
Less: Revenue earned during the year	(136,502)	(42,670)

Deferred revenue, balance at end of year	$44,382	$49,078

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

10. Income Tax

The Company incorporated in PRC is subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws (“EIT Law”). The Company locates in Shenzhen, a special economic region, where companies are allowed to gradually phase into the 25% statutory tax rate. The Company’s statutory income tax rate was 22% and 20% for 2010 and 2009, respectively For 2011 the statutory income tax rate will be 24% and the rate will be 25% for 2012 and thereafter.

The Company uses the asset and liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.

The income tax expense consists of the following:

	For The Years Ended
	December 31,
	2010	2009

Current	$-	$-
Deferred	6,778	933
Income tax expense	$6,778	$933

The Company applied the provisions of ASC 740.10.50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. ASC 740.10.50 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740.10.50 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in the statements of operation. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

Actual income tax expense reported in the statements of operations and comprehensive income (loss) differ from the amounts computed by applying the PRC statutory income tax rate to income before income taxes for the years ended December 31, 2010 and 2009 for the followings reasons:

	For The Years Ended
	December 31,
	2010	2009

Net income (loss) before income taxes	$767	$(160,979)

Income tax statutory rate	169	(32,196)
Valuation allowance utilized	6,547	39,911
Change in statutory tax rate in future years	62	(6,782)

	$6,778	$933

The following table sets forth the components of deferred income taxes as of December 31, 2010 and 2009:

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

10. Income Tax - Continued

	December 31,	December 31,
	2010	2009
Deferred tax assets:
Net operating losses	$69,157	$69,944
Deferred revenue	13,615	11,420
Allowance for doubtful accounts	2,539	2,455
Allowance for excess and obsolete inventory	1,855	3,026
	87,166	86,845
Valuation allowance	(68,776)	(62,341)
Deferred tax assets, net	$18,390	$24,504

As of December 31, 2010, the Company incurred $275,104 of net operating losses carry forwards available to offset future taxable income and will begin to expire in 2013, if unutilized. We provided for a full valuation allowance against the deferred tax assets of $68,776on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future for CC Power.

The change in valuation allowance for the year ended December 31, 2010 and 2009 was $6,435 and $48,947, respectively.

Deferred income taxes have been classified in the consolidated balance sheets as of December 31, 2010 and 2009 as follows:

	December 31,	December 31,
	2010	2009

Current asset	$3,559	$4,674
Non-current asset	14,831	19,830

	$18,390	$24,504

The Company did not recognize any interest or penalties related to unrecognized tax benefits in the years ended December 31, 2010 and 2009. The Company is subject to examination by PRC tax authority for years after 2005.

11. Employee Benefits

The Company contributes to a state pension scheme organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan was $7,939 and $9,150 for the years ended December 31, 2010 and 2009, respectively.

12. Commitments and Contingencies

Operating commitments:

Operating commitment consists of the lease for office space under operating lease agreement which expire in August 2011.

Operating lease agreement generally contains renewal options that may be exercised at the Company’s discretion after the completion of the terms. The Company's obligations under operating lease are as follows:

Year ending December 31 2011	$15,511
Thereafter	-
Total minimum payment	$15,511

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

12. Commitments and Contingencies - Continued

The Company incurred rental expenses of $31,033 and $64,322 for the years ended December 31, 2010 and 2009, respectively, and are included in general and administrative expenses.

13. Concentrations, Risks, and Uncertainties

(a) Customer Concentrations

The Company has the following concentrations of business with each customer constituting greater than 10% of the Company’s gross sales:

	For The Years Ended
	December 31,
	2010	2009

Customer A	41.2%	11.8%
Customer B	49.1%	51.2%
Customer C	*	14.9%
Customer D	*	14.3%

* Constitutes less than 10% of the Company’s gross sales.

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.

(b) Supplier Concentrations

The Company did not have supplier concentration constituting greater than 10% of the purchases of the Company for the years ended December 31, 2010 and 2009.

14. Operating Risk

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

15. Segment Information

The Company applies the provisions of ASC 280, "Disclosures about Segments of an Enterprise and Related Information". During the years ended December 31, 2010 and 2009, the Company is organized into three main business segments: sales of Internet accelerator software, sales of calibration panels and technical consulting service. The following table presents a summary of operating information and certain balance sheet dates information for these three segments for the years ended December 31, 2010 and 2009

	For The Years Ended
	December 31,
	2010	2009
Revenue:
Internet accelerator software	$115,304	$96,846
Calibration panel sales	24,220	12,567
Technical consulting service	134,424	114,625
	$273,948	224,038

Segment profit (loss):
Internet accelerator software	$(27,021)	$(164,938)
Calibration panel sales	3,208	299
Technical consulting service	17,802	2,727
	$(6,011)	$(161,912)

Capital expenditure:
Internet accelerator software	$643	$11,255
Calibration panel sales	-	-
Technical consulting service	-	-
	$643	$11,255

Total assets
Internet accelerator software	$180,698	$265,422
Calibration panel sales	15,527	7,580
Technical consulting service	86,178	69,132
Elimination of investment in subsidiary and intercompany balances	(103,916)	(100,487)
	$178,487	$241,647

16. Subsequent Event

Disposition of 25% equity interest in Nanovision
On June 15, 2011, CC Power sold 25% of its ownership in Nanovision. After the disposition, CC Power retains 35% ownership interest in Nanovision.

Reverse Merger
On August 30, 2011 (the “Closing Date”), XcelMobility Inc., a Nevada corporation (“Xcel”), closed a voluntary share exchange transaction with CC Mobility Limited, a company organized under the laws of Hong Kong (“CC Mobility”) and the shareholders of CC Mobility (“Selling Shareholders”) pursuant to a Share Exchange Agreement dated July 5, 2011 (the “Exchange Agreement”) by and among Xcel, CC Mobility, the Selling Shareholders and Shenzhen CC Power Corporation (“CC Power”), a company organized under the laws of the People’ Republic of China (“PRC”).

In accordance with the terms of Exchange Agreement, on the Closing Date, Xcel issued 30,300,000 shares of its common stock to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of CC Mobility (the “Exchange Transaction”). As a result of the Exchange Transaction, the Selling Shareholders acquired 50.5% of Xcel’s issued and outstanding common stock, CC Mobility became Xcel’s wholly-owned subsidiary, and Xcel acquired the business and operations of CC Mobility and CC Power.

SHENZHEN CC POWER CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

16. Subsequent Event - Continued

For accounting purposes, the merger transaction is being accounted for as a reverse merger. The transaction has been treated as a recapitalization of CC Mobility and its subsidiaries, with Xcel (the legal acquirer of CC Mobility and its subsidiaries) considered the accounting acquiree and CC Mobility whose management took control of Xcel (the legal acquiree of CC Mobility) considered the accounting acquirer.

17. Unaudited Pro-Forma Financial Information

The accompanying unaudited pro forma financial information for the consolidated financial statements for the years ended December 31, 2010 and 2009 present the historical financial information of the accounting acquirer. The pro forma financial information is presented for information purposes only. Such information is based upon the standalone historical results of each company and does not reflect the actual results that would have been reported had the acquisition been completed when assumed, nor is it indicative of the future results of operations for the combined enterprise.

The following represents condensed pro forma revenue and earnings information for the years ended December 31, 2010 and 2009 as if the acquisition of XcelMobility Inc. and the recapitalization had occurred on the first day of each of the fiscal years.

	Unaudited, Pro forma
	Years Ended
	December 31,	December 31,
	2010	2009
Revenues	$273,948	$224,038
Net (Loss) applicable to common shareholders	$(322,895)	$(496,316)
Loss per share	$(0.01)	$(0.01)

Weighted Average Shares Outstanding	60,000,000	60,000,000

The unaudited, pro forma information depicted above reflect the impacts of expenses for a total of $300,000 incurred in connection with the recapitalization.